UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2012 (January 3, 2012)

Company Name
Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 409 - 4340

175 North Riverview Drive
Anaheim, CA 92808

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.01 – Other Events

As previously reported, the Board of Directors of Signature Group Holdings, Inc., approved an independent (non-management) director compensation program, effective June 11, 2010, which includes annual grants of restricted shares of common stock of the Company (SGGH) on the first business day of each calendar year, which grants shall have an aggregate annual value of $75,000 per independent director.

Pursuant to this independent director compensation program, on January 3, 2012, each of the six independent members of the Board of Directors identified below was issued 277,778 restricted shares of common stock of the Company (SGGH), valued based on the $0.27 closing price on December 31, 2011 as reported on the OTC Bulletin Board. These restricted shares shall vest on January 1, 2013, subject to immediate vesting in the event of a Change in Control as defined by the Company’s 2006 Performance Incentive Plan.  The total number of restricted shares of common stock of the Company issued on January 3, 2012 was 1,666,668, which had an aggregate value of $450,000.

The independent (non-management) directors are:

John Nickoll - Chairman of the Board
Deborah Midanek
Patrick E. Lamb
Steven Gidumal
John Koral
Robert Schwab

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signature Group Holdings, Inc.

Date: January 5, 2012	By:	/s/David N. Brody
Name: David N. Brody
Title: Sr. Vice President, Counsel & Secretary